Exhibit 99.1

XPO Announces Cash Tender Offer and Consent Solicitation

GREENWICH, Conn. — October 19, 2022 — XPO Logistics, Inc. (NYSE: XPO) today announced that it has commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 6.250% Senior Notes due 2025 (the “Notes”).

In connection with the Tender Offer, the company is also soliciting consents (the “Consents”) from registered holders (each, a “Holder” and, collectively, the “Holders”) of the Notes (the “Consent Solicitation”) to proposed amendments to the indenture governing the Notes (the “Indenture”), providing for, among other things, the elimination of substantially all of the restrictive covenants, certain events of default and the guarantees of the Notes (the “Proposed Amendments”). The terms and conditions of the Tender Offer and the Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement, dated October 19, 2022. The following table summarizes the material pricing terms of the Tender Offer.

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Early Tender Payment (1)(2)	Tender Offer Consideration (1)(3)	Total Consideration(1)
6.250% Senior Notes due 2025	CUSIP No. 983793AH3 (144A) CUSIP No. U9840VAH6; (Reg S)	$520,000,000	$50.00	$962.50	$1,012.50

(1)	Per $1,000.00 principal amount of Notes tendered and accepted for purchase
(2)	Included in the Total Consideration for Notes tendered and accepted for purchase on or prior to the Early Tender Deadline
(3)	Excludes accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as applicable, that will be paid on the Notes accepted for purchase

The Tender Offer and the Consent Solicitation will expire immediately after 5:00 p.m., New York City time, on November 17, 2022, unless extended or earlier terminated by the company (the “Expiration Time”). Subject to the terms and conditions of the Tender Offer, Holders of Notes who validly tender their Notes and validly deliver their Consents on or prior to 5:00 p.m., New York City time, on November 1, 2022 (such date and time, as it may be extended, the “Early Tender Deadline”) and do not validly withdraw their Notes or revoke their Consents at any time on or prior to 5:00 p.m., New York City time, on November 1, 2022 (such date and time, as it may be extended, the “Withdrawal Deadline”) will be eligible to receive the Total Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline, but on or prior to the Expiration Time, will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Consideration less the Early Tender Payment.

In addition, Holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on such Notes from the last date on which interest has been paid to, but excluding, the Early Settlement Date or the Final Settlement Date, as applicable. The Early Settlement Date is currently expected to be November 2, 2022, unless extended or earlier terminated by the company with respect to the Tender Offer in its sole discretion (the “Early Settlement Date”). The Final Settlement Date will be on November 18, 2022, unless extended or earlier terminated by the company with respect to the Tender Offer in its sole discretion (the “Final Settlement Date”). Holders may not tender their Notes pursuant to the Tender Offer without delivering their Consents in the Consent Solicitation.

The consummation of the Tender Offer and the Consent Solicitation is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including the pro rata distribution of all of RXO, Inc.’s issued and outstanding shares of common stock to the company’s stockholders on terms and conditions satisfactory to the company in its sole discretion. The Tender Offer is not conditioned on any minimum amount of Notes being tendered or the receipt of Requisite Consents (as defined below).

In order for the Proposed Amendments to be adopted with respect to the Notes, Consents must be received in respect of at least a majority in principal amount (the “Requisite Consents”) of the Notes then outstanding (excluding any Notes owned by the company, any guarantor of the Notes or their affiliates). Assuming receipt of the Requisite Consents, the company expects to execute and deliver to the Trustee (as defined below) a supplemental indenture (the “Supplemental Indenture”) to the Indenture giving effect to the Proposed Amendments, promptly following receipt of the Requisite Consents. The Supplemental Indenture will become effective when executed by the company, the guarantors and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”). However, the Proposed Amendments will become operative only upon the company’s acceptance for purchase, pursuant to the Tender Offer, of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by the company, any guarantor of the Notes or their affiliates) and payment therefor. Holders of Notes may not consent selectively with respect to certain of the Proposed Amendments, or tender Notes without consenting to the Proposed Amendments with respect to such Notes.

Any Notes validly tendered may be withdrawn and related Consents may be revoked on or prior to the Withdrawal Deadline. Any Notes validly tendered and related Consents validly delivered on or prior to the Withdrawal Deadline that are not validly withdrawn or revoked on or prior to the Withdrawal Deadline may not be withdrawn or revoked thereafter, except as required by law. In addition, any Notes validly tendered and related Consents validly delivered after the Withdrawal Deadline may not be withdrawn or revoked, except as required by law.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Citigroup Global Markets, Inc. is the lead dealer manager (the “Lead Dealer Manager”) in the Tender Offer and the lead solicitation agent for the Consent Solicitation. Morgan Stanley & Co. LLC is the co-dealer manager in the Tender Offer and the co-solicitation agent for the Consent Solicitation (the “Co-Dealer Manager”, and each of the Lead Dealer Manager and the Co-Dealer Manager, a “Dealer Manager”). Global Bondholder Services Corporation has been retained to serve as the tender and information agent (the “Tender and Information Agent”) for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation should be directed to the Lead Dealer Manager at (800) 558-3745 (toll-free), Liability Management Group Desk: (212) 723-6106 or at ny.liabilitymanagement@citi.com. Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to the Tender and Information Agent at (855) 654-2015 (toll-free), (212) 430-3774 (collect) or at contact@gbsc-usa.com.

None of the company, its board of directors, any Dealer Manager, the Tender and Information Agent, the Trustee under the Indenture, the Depository Trust Company or any of their respective affiliates, makes any recommendation as to whether any Holder should tender or deliver, or refrain from tendering or delivering, any or all of such Holder’s Notes or the Consents, and none of the company or any of its affiliates has authorized any person to make any such recommendation. The Tender Offer and the Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and the Consent Solicitation are not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Tender Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and the Consent Solicitation will be deemed to be made on behalf of the company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Wachtell, Lipton, Rosen & Katz is legal counsel to XPO in connection with the Tender Offer and the Consent Solicitation.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) is a leading provider of freight transportation services, primarily less-than-truckload (LTL) and truck brokerage. XPO uses its proprietary technology to move goods efficiently through supply chains. The company’s global network serves 50,000 shippers with approximately 749 locations and 43,000 employees, and is headquartered in Greenwich, Conn., USA.

About the spin-off

XPO intends to spin off its tech-enabled brokered transportation platform in North America as an independent publicly traded company under the ticker symbol RXO on November 1, 2022. RXO will be the fourth largest broker of full truckload freight transportation in the United States, with a proprietary digital freight marketplace, access to vast truckload capacity and complementary brokered services for managed transportation, last mile and freight forwarding.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to the planned spin-off and the expected timing of the spin-off and the anticipated benefits of the spin-off. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include our ability to effect the spin-off of our tech-enabled brokered transportation platform and meet the related conditions of the spin-off, the expected timing of the completion of the spin-off and the terms of the spin-off, our ability to achieve the expected benefits of the spin-off, our ability to retain and attract key personnel for the separate businesses, the risks discussed in our filings with the SEC, and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to these factors; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to implement our cost and revenue initiatives; our ability to benefit from the proposed spin-off; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; goodwill impairment, including in connection with the proposed spin-off; matters related to our intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks, wars or similar incidents, including the conflict between Russia and Ukraine and increased tensions between Taiwan and China; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin-off of our tech-enabled brokered transportation platform, including the risk that the spin-off may not be completed on the terms or timeline currently contemplated, if at all; the impact of the proposed spin-off of our tech-enabled brokered transportation platform on the size and business diversity of our company; the ability of the proposed spin-off of our tech-enabled brokered transportation platform to qualify for tax-free treatment for U.S. federal income tax purposes; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees and independent contractors; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; the impact of potential sales of common stock by our chairman; governmental regulation, including trade compliance laws, as well as changes in international trade policies, sanctions and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; and competition and pricing pressures.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

Tavio Headley

+1-203-413-4006

tavio.headley@xpo.com

Media Contacts

Joe Checkler

+1-203-423-2098

joseph.checkler@xpo.com

Karina Frayter

+1-203-484-8303

karina.frayter@xpo.com